Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 16th day of July 2019, by and between GeoVax Labs, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, the Investor holds the securities of the Company set forth an on the Annex A attached hereto (the “Existing Securities”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on Section 3(a)(9) of the Securities Act, the Company desires to exchange with the Investor, and the Investor desires to exchange with the Company, the Existing Securities for the Series H Convertible Preferred Stock set forth on Annex A attached hereto (“Preferred Stock” or the "Exchange Securities") having the rights, preferences and privileges set forth in the Certificate of Designation, to be filed prior to the Closing Date by the Company with the Secretary of State of Delaware, in the form of Exhibit A hereto (the “Certificate of Designation”); and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Exchange. On Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a) (9) of the Securities Act, exchange the Existing Securities for the Exchange Securities. Subject to the conditions set forth herein, the exchange of the Existing Securities for the Exchange Securities shall take place at the offices of Ellenoff Grossman & Schole LLP, on July __, 2019, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transaction an “Exchange”):

1.1     On the Closing Date, in exchange for the Existing Securities, the Company shall deliver Exchange Securities to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon receipt of the Exchange Securities in accordance with this Section 1.1, all of the Investor’s rights under the Existing Securities shall be extinguished. The Investor shall tender to the Company the Existing Securities within three Trading Days (as defined below) of the Closing Date.

1.2     On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, and the Existing Securities shall be deemed for all corporate purposes to have been cancelled, irrespective of the date such Exchange Securities are delivered to the Investor in accordance herewith. Until the Existing Securities have been delivered to the Company, the Investor shall bear the risk that they are acquired by a bona fide purchaser with no notice of the Investor’s and the Company’s claims. As used herein, “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

1.3     The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchanges, including, at the request of the Company or its transfer agent, executed stock powers in customary form.

2.     Closing Conditions.

2.1     Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)     Issuance of Securities. At the Closing, the Company shall issue a certificate evidencing the Exchange Securities, registered in the name of the Investor and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(c)    No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)     Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e)     Consents. The Company shall have obtained all required consents, as set forth on Schedule 3.6.

2.2     Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)    No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)    Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3.     Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

3.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2     Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchanges, and the issuance of the Exchange Securities and the shares of Common Stock issuable upon conversion of the Exchange Securities have been taken on or prior to the date hereof.

3.3     Valid Issuance of the Securities. The Preferred Stock and shares of Common Stock issuable upon conversion thereof when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.4     Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.5     Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

3.6     Consents; Waivers. Other than as set forth on Schedule 3.6 attached hereto, no consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.7     Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length Investor with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Exchange Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.8     Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

3.9     No Group. The Company acknowledges that, to the Company’s knowledge, and other than ____, which is concurrently executing a Securities Exchange Agreement in substantially the form hereof, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

3.10     Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.11     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

3.12     Bring-Down of Representations and Warranties. All legal and factual representations and warranties made by the Company to the Investor in any prior agreements pursuant to which the Exchange Securities were originally issued are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects).

3.13     No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a) (9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

4.     Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

4.1      Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2      Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Securities.

4.3      Reliance on Exemptions. The Investor understands that the Exchange Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Exchange Securities.

4.4     Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Exchange Securities which have been requested by the Investor. The Investor has had the opportunity to review the Company's filings with the Securities and Exchange Commission. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Exchange Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Securities and the transactions contemplated by this Agreement.

4.5     No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Securities.

4.6     Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.7     Bring-Down of Representations and Warranties. All legal and factual representations and warranties made by the Investor to the Company in any prior agreements pursuant to which the Exchange Securities were originally issued are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects).

5.     Additional Covenants.

5.1     Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

5.2     Tacking. Subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a) (9) of the Securities Act, the Exchange Securities issued in exchange for the Debentures will tack back to the original issue dates of each of the Existing Securities pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

5.3     Most Favored Nation Provision. From the date hereof until the date when the Investor no longer hold any Preferred Stock, in the event the Company undertakes, or enters into any agreement to undertake, an offering of Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement, dated as of March 5, 2018 (the “Purchase Agreement”) which is not an underwritten offering for cash registered under the Securities Act, the Investor may elect, in its sole discretion, to exchange all or some of the Preferred Stock then held by the Investor for any securities or units (including Common Stock purchase warrants, if any) issued in such Subsequent Financing on a $1.00 of Stated Value of Preferred Stock for each $1.00 of new subscription amount basis based on the aggregate Stated Value of the outstanding Preferred Stock exchanged, along with any accrued but unpaid dividends, liquidated damages and other amounts owing thereon.

5.4     Survival of Covenants. Sections 4.1, 4.3, 4.4, 4.5, 4.7, 4.9, 4.10 and 4.14 of the Purchase Agreement shall survive and be incorporated by reference into this Agreement and the Preferred Stock and the shares underlying the Preferred Stock issuable thereunder shall for all such purposes be deemed “Securities” and “Underlying Shares” as applicable and as used under such Purchase Agreement as if the Preferred Stock were issued pursuant to such agreement.

5.5     Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.6     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.     Miscellaneous.

6.1     Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the terms of the Purchase Agreement.

6.5     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

6.6     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.7     Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

6.8     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9     Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

6.10     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.11     Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Exchange Securities.

6.12     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.13     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

GEOVAX LABS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Annex A

Existing Securities:
[Sabby Healthcare Master Fund]	No. Shares
Series F Convertible Preferred Stock, $1,000 stated value	1,128.26
Series G Convertible Preferred Stock, $1,000 stated value	500

[Sabby Volatility Warrant Master Fund]
Series F Convertible Preferred Stock, $1,000 stated value	1,128.27
Series G Convertible Preferred Stock, $1,000 stated value	500

Exchange Securities:
[Sabby Healthcare Master Fund]	No. Shares
Series H Convertible Preferred Stock, $1,000 stated value	1,628.26

[Sabby Volatility Warrant Master Fund]
Series H Convertible Preferred Stock, $1,000 stated value	1,628.27